EXHIBIT 99.2

ELECTRONIC ARTS INC.

Certification Pursuant to 18 USC Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Electronic Arts Inc. for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Warren C. Jenson, Executive Vice President and Chief Financial and Administrative Officer of Electronic Arts Inc., certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Electronic Arts Inc. for the periods presented therein.

/s/ Warren C. Jenson

Warren C. Jenson
Executive Vice President,
Chief Financial and Administrative Officer
Electronic Arts Inc.

June 10, 2003

A signed original of this written statement required by Section 906 has been provided to Electronic Arts Inc. and will be retained by Electronic Arts Inc. and furnished to the Securities and Exchange Commission or its staff upon request.